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                                                                   EXHIBIT 1.2




                             UNDERWRITING AGREEMENT
                                    (TERMS)

                             ----------------------

                                  $500,000,000

                             7.125% Notes due 2006

                             ----------------------

                                  May 17, 2001


HCA - The Healthcare Company
One Park Plaza
Nashville, Tennessee 37203

Dear Sirs/Madams:

         The underwriters set forth below (the "Underwriters"), for which Goldman, Sachs & Co. and Salomon Smith Barney Inc. are acting as Managers (the "Managers"), understand that HCA - The Healthcare Company (f/k/a Columbia/HCA Healthcare Corporation), a Delaware corporation (the "Company"), proposes to issue and sell $500,000,000 aggregate principal amount of its 7.125% Notes due June 1, 2006 (the "Offered Securities"). The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of December 16, 1993, as supplemented (the "Indenture"), between the Company and Bank One Trust Company, N.A. (f/k/a The First National Bank of Chicago), as trustee (the "Trustee").

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of the Offered Securities set forth below opposite their names at a purchase price of 98.877% of the principal amount of the Offered Securities.

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

                                                                   Principal Amount
                                                                          of
                                                                  Offered Securities
         Goldman, Sachs & Co. .................................... $ 175,000,000
         Salomon Smith Barney Inc.................................   175,000,000
         Banc of America Securities LLC ..........................    20,000,000
         Deutsche Banc Alex. Brown Inc. ..........................    20,000,000
         Fleet Securities, Inc. ..................................    20,000,000
         Merrill Lynch & Co. .....................................    20,000,000
         Scotia Capital (USA) Inc. ...............................    20,000,000
         SunTrust Equitable Securities Corporation ...............    20,000,000
         BNY Capital Markets, Inc. ...............................    10,000,000
         TD Securities (USA) Inc. ................................    10,000,000
         Wachovia Securities, Inc.................................    10,000,000
                                                                   -------------
                  Total........................................... $ 500,000,000
                                                                   =============


         The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Goldman, Sachs & Co. or through the facilities of the Depository Trust Company at 10:00 a.m. (New York time) on May 22, 2001 (the "Closing Date").

         The Offered Securities shall have the terms set forth in the Prospectus dated December 19, 2000, and the Prospectus Supplement dated May 17, 2001, including the following:

         Public Offering Price:       99.752% of principal amount

         Purchase Price:              98.877% of principal amount

         Maturity Date:               June 1, 2006

         Interest Rate:               7.125%

         Redemption Provisions:       The Company may, at its option, redeem the
                                      Offered Securities at any time at the
                                      price described in the Prospectus
                                      Supplement.

         Interest Payment Dates:      June 1 and December 1 of each year,
                                      commencing December 1, 2001. Interest
                                      accrues from the settlement date.

         Current Ratings:             Standard & Poor's Ratings Service-- BB+
                                      Moody's Investors Service, Inc.-- Ba1

         All provisions contained in the document entitled Underwriting Agreement Standard Provisions (Debt Securities), a copy of which is attached hereto, are incorporated by reference in





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their entirety herein and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that
(i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.


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         Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below.

                                      Very truly yours,

                                      Acting on behalf of themselves and the
                                      several Underwriters named herein:

                                      By:  GOLDMAN, SACHS & CO.

                                             /s/ Goldman, Sachs & Co.
                                           -------------------------------------
                                                (Goldman, Sachs & Co.)

                                      By:  SALOMON SMITH BARNEY INC.

                                           By:   /s/ John B. Kiernan Jr.
                                                 -------------------------------
                                           Name:     John B. Kiernan Jr.
                                                 -------------------------------
                                           Title:    Managing Director
                                                 -------------------------------


Accepted:

HCA - THE HEALTHCARE COMPANY

By:       /s/ Keith M. Giger
        -----------------------------------
Name:         Keith M. Giger
        -----------------------------------
Title:        Vice President - Finance
        -----------------------------------





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